SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 14, 2005 (September 14, 2005)
JAKKS PACIFIC, INC.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28104 (Commission File Number)	95-4527222 (I.R.S. Employer Identification No.)

22619 Pacific Coast Highway
Malibu, California	90265
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (310) 456-7799
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

JAKKS PACIFIC, INC.
INDEX TO FORM 8-K
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
SEPTEMBER 14, 2005
ITEMS IN FORM 8-K

Page
Facing Page	1
Item 8.01 Other Events	3
Signatures	4

Item 8.01 Other Events
Stephen Berman Trading Plan
     On September 14, 2005, Stephen Berman, the Company’s President and Chief Operating Officer, entered into a trading plan intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Berman’s trading plan provides for the sale of up to 300,000 shares of the Company’s common stock, which sales will not commence until shortly after the public announcement of the Company’s financial results for the quarter and year ended December 31, 2005. The sales under Mr. Berman’s plan are intended to span between two and three months after the initial sale thereunder.
     The proceeds anticipated to be received from the sale of these shares (based upon the current market value of the Company’s common stock) will be used to reimburse Mr. Berman for the costs incurred or to be incurred by him in connection with (i) his exercise of options to purchase an aggregate of 149,092 shares of the Company’s common stock in February and August 2005; (ii) tax obligations arising as a result of his exercise of such 149,092 options; (iii) tax obligations arising as a result of his exercise of options to purchase 107,991 shares of the Company’s common stock on September 13, 2005; and (iv) tax obligations arising from the 2004 and 2005 vesting of 360,000 shares of restricted stock issued him under his employment agreement.
Exercise of September 2005 Options by Jack Friedman and Stephen Berman
     On September 13, 2005, Jack Friedman, the Company’s Chairman and Chief Executive Officer, and Mr. Berman, each exercised options to purchase 107,991 shares of the Company’s common stock (which options, if not exercised, would have otherwise expired on said date) at an exercise price of $7.875 per share, or $850,429.13 in the aggregate (the “September Options”). In accordance with the terms of the Company’s 1995 Employee Stock Option Plan, as amended and restated, Messrs. Friedman and Berman each paid their respective $850,429.13 exercise price through the surrender of 50,501 shares of the Company’s common stock (based upon the closing price of the Company’s common stock on September 13, 2005 of $16.84).
Jack Friedman Trading Plan
     On August 9, 2005, the Company filed a Current Report on Form 8-K announcing that Mr. Friedman had entered into a trading plan intended to comply with Rule 10b5-1 of the Exchange Act, which trading plan provided for the sale of up to 163,299 shares of the Company’s common stock. The Form 8-K further announced that the proceeds anticipated to be received from the sale of these shares were to be used to reimburse Mr. Friedman for a portion of the total costs incurred or to be incurred by him in connection with his exercise of options to purchase 369,754 shares of the Company’s common stock between October 2003 and June 2006, including his September Options. As described above, however, Mr. Friedman exercised his September Options using 50,501 shares of the Company’s common stock. Accordingly, the proceeds anticipated to be received by Mr. Friedman upon his sale of shares under his trading plan (based upon the current market value of the Company’s common stock) will be used to reimburse him for substantially all of the total costs incurred or to be incurred by him in connection with his exercise of the aforementioned options (and not a portion of those costs, as previously reported in the Form 8-K).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2005	JAKKS PACIFIC, INC.
	By:	/s/ Joel Bennett
Joel Bennett
Executive Vice President and Chief Financial Officer

5